Exhibit 99.1

July 28, 2005

Dear Investors and Analysts,

Please find attached the forward-looking guidance provided during our second quarter 2005 financial results conference call.

Respectfully,

Brad Ellsworth

Director

Investor Relations

Statements in this filing that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the Company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this filing.

Year-over-year % Increase/(Decrease)

Capacity (ASMs)	Q3 05E	Q4 05 E	2005E

Domestic	0% - 1%	(7%) - (8%)	(1%)
Pacific	0% - (1%)	3% - 4%	4% - 5%
Atlantic	12% - 13%	1% - 2%	9% - 10%
System (Mainline)	1% - 2%	(3%) - (4%)	1% - 2%
Airlink	18% - 19%	18% - 19%	25% - 26%

	Q3 05E	2005E

Fuel Price (excluding taxes)	$1.70 - $1.80/gal	$1.60 - $1.70/gal

There are no other fuel hedges in place in 2005 so forecasts are simply based on the forward curves for oil prices as of July 26, 2005.

Capital Expenditures

	2005E
Aircraft capex (including RJs)	$1.1	B
Non-aircraft capex	$0.1	B
Gross capex	$1.2	B
Capex net of financing	$0.2	B

Pension Guidance

Guidance pertaining to the Company’s qualified defined benefit pension plans:

	2005E
Pension Expense	$500	mil
Pension Cash	$420	mil

On January 14, 2005, the Company contributed $84 million to these plans.  On both April 14 and June 30, 2005, the Company contributed $92 million to these plans, with the balance due during the remainder of 2005.   Absent further legislative relief, authorization by the IRS to reschedule future contributions, contractual relief under the Company’s collective bargaining agreements, substantial changes in interest rates, or asset returns significantly above the 9.5% annual rate currently assumed, the Company expects our calendar year 2006 and 2007 contributions to approximate $800 million and $1.7 billion, respectively.

On July 26, 2005, the U.S. Senate Finance Committee introduced a comprehensive pension reform bill that included a provision that would afford airlines a 14-year period to amortize unfunded amounts in frozen pension plans. Based on the Company's preliminary understanding of the bill's contents, we believe it provides a potential solution that would significantly reduce Northwest's estimated 2006 and 2007 pension funding requirements, if enacted.

Continuing Review of Aircraft for Impairment

As the Company continues to review its aircraft fleet plan in conjunction with its overall route structure and capacity needs through the remainder of 2005, there may be the need for additional aircraft write-downs.